1,675,000 Shares

Telestone Technologies Corporation

Common Stock

UNDERWRITING AGREEMENT

November 24, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA  92660

as Representative of the several
Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Telestone Technologies Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule A hereto  (each, an “Underwriter” and collectively, the “Underwriters”) for whom Roth Capital Partners LLC (the “Representative”) is acting as the representative an aggregate of 1,675,000 authorized but unissued shares (the “Underwritten Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company. The Company has granted the Representative, on behalf of the Underwriters, the option to purchase an aggregate of up to 251,250 additional shares of Common Stock (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”

The Company and the Underwriters hereby confirm their agreement as follows:

1.           Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-165112) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement in the form heretofore delivered to the Underwriters.  The prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus and any preliminary prospectus supplement or “red herring,” in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”  Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, a Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or a Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:

(i)           The Registration Statement was initially declared effective by the Commission under the Securities Act on March 15, 2010 and the offering of the Shares complies with Rule 415 under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(ii)             At the time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the time of effectiveness, on the date of the Base Prospectus, the Final Prospectus or any Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required) or first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, at the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission,  the Base Prospectus, the Final Prospectus and each other Prospectus complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act.   The Time of Sale Disclosure Package (as defined in Section 2(a)(iii) below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  The Registration Statement (including each document incorporated by reference therein) contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii)           The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)          (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Base Prospectus, and the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriters included on Schedule I.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)           At (1) the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, and (2) the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any Subsidiary (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(v)           The consolidated financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein in all material respects.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, Mazars CPA Limited (the “Auditor”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is (x) an independent public accounting firm with respect to the Company  within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii)          All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(viii)         The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Select Market. There is no action pending by the Company or, to the Company’s knowledge, the Nasdaq Global Select Market to delist the Common Shares from the Nasdaq Global Select Market on which the Common Stock is listed, nor has the Company received any notification that the Nasdaq Global Select Market is contemplating terminating such listing.  When issued, the Shares will be listed on the Nasdaq Global Select Market.

(ix)            The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)           The Company is not and during the past three years neither the Company nor any predecessor was: (A) a blank check company as defined in Rule 419(a)(2) of the Securities Act, (B) a shell company, other than a business combination shell company, each as defined in Rule 405 of the Securities Act, or (C) an issuer for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act.

(xi)           The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xii)          The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the year ending December 31, 2010, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(xiii)         The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Base Prospectus, the Time of Sale Disclosure Package or the Final Prospectus or other materials permitted by the Securities Act to be distributed by the Company and to which the Representative of the Underwriters have consented in accordance with this Agreement; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(q) of this Agreement.

(xiv)         The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as follows:

(i)           Each of the Company, Success Million International Limited (“SMI”), Beijing Telestone Technology Company Limited (“Beijing Telestone”), Beijing Telestone Wireless Telecommunication Company Limited (“BTWTC”), Shandong Guolian Telecommunication Technology Limited (“Guolian”), Pan-pacific Telecommunication Company Limited (“Pan-pacific”), and Beijing Telestone Communication Technology Corporation Limited (“BTCTC”) (each of BTCTC, SMI, Beijing Telestone, BTWTC, Guolian and Pan-pacific is referred to as an “Operating Entity” and, collectively, as the “Operating Entities”) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Operating Entities are the only subsidiaries of the Company or companies in which the Company has direct or indirect control through a variable interest entity relationship or otherwise.  Other than the Operating Entities, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation firm, partnership, joint venture association or other entity.  All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Operating Entity have been duly and validly authorized and issued and are fully paid and non-assessable.  All of the issued shares of capital stock of, or other ownership interests in, (i) SMI are owned by the Company, (ii) Beijing Telestone are owned by SMI, (iii) BTWTC are owned collectively by the BTWTC Shareholders (as defined below), (iv) Guolian are owned by BTWTC, (v) Pan-pacific are owned by Guolian, and (vi) BTCTC are owned by BTWTC, in each instance, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  The shareholders of BTWTC are Guobin Pan, Yongjun Zhang and Jianjun Wang.

(ii)           The Company and each Operating Entity has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property, is licensed, or in which the conduct of its business makes such qualification necessary, except in which the failure to so qualify would not have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Operating Entities, taken as a whole, or in the Company’s ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(iii)           The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iv)           The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any Operating Entity is subject, or by which any property or asset of the Company or any Operating Entity is bound or affected, except to the extent that such violation is not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any Operating Entity is a party of by which any property or asset of the Company or any Operating Entity is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws, or the organizational documents of any Operating Entity.

(v)           The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. All material agreements to which the Company or any Operating Entity is a party or to which the property or assets of the Company or any Operating Entity are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.  In furtherance and not in limitation of the foregoing, the documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, as to form, to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects, as to form, to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)           The description of the corporate structure of the Company and the Operating Entities described under “Business – Corporate Structure and History” in the Registration Statement, Time of Sale Disclosure Package and Prospectus is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect, and the Company has no subsidiaries (as defined in Rule 405) other than as set forth under “Business – Corporate Structure and History.”  There is no other agreement, contract or other document relating to the corporate structure or the operation of the Company and the Operating Entities which has not been previously disclosed or made available to the Underwriters and, to the extent material to the Company, disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(vii)          Each of the VIE Parties (as hereinafter defined) has the legal right, power and authority (corporate or other, as the case may be) to enter into and perform his, her, or its respective obligations under each of the agreements described under “Business – Corporate Structure and History” in the Registration Statement, Time of Sale Disclosure Package and Prospectus relating to the Company’s corporate structure (the “VIE Agreements”) to which he, she, or it is a party, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each such VIE Agreement.  “VIE Parties” means, collectively, BTWTC, the BTWTC Shareholders, Guolian, Pan-Pacific, and BTCTC; and each, a “VIE Party”.  Each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the Registration Statement, Time of Sale Disclosure Package and Prospectus.  The execution and delivery by the VIE Parties, and the performance by the VIE Parties of their respective obligations under, each of the VIE Agreements to which he, she, or it is a party, and the consummation by the VIE Parties of the transactions contemplated therein (the “Restructuring”) did not, does not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which such VIE Party is a party or by which such VIE Party is bound or to which any of the properties or assets of such VIE Party are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of such VIE Party, as the case may be; or (C) except as disclosed in the Time of Sale Disclosure Package, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over such VIE Party or any of its respective properties, except, in the case of clauses (A) and (C), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(viii)         No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto.  Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement.  There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Operating Entities or any VIE Party in any jurisdiction challenging the validity of any of the VIE Agreements and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened or contemplated in any jurisdiction.

(ix)           Neither the Company nor any of the Operating Entities is (i) in violation of its respective charter, by-laws, memorandum of association or articles of association (or similar constitutional or organization documents), or (ii) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except in the case of (ii) as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect

(x)            All consents, approvals, orders, authorizations and filings required on the part of the Company and the Operating Entities in connection with the execution, delivery or performance of this Agreement have been obtained or made.

(xi)           All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.

(xii)          Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”  The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Disclosure Package and the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii)          The Company’s Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the NASDAQ Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market nor has the Company received any notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Global Select Market for maintenance of inclusion of the Common Stock thereon. The Company has filed a notice to include the Shares on the NASDAQ Global Select Market, to the extent required.  Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(xiv)          Each of the Company and the Operating Entities has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and the Operating Entities has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Operating Entity.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or the Operating Entities, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or the Operating Entities.  The term “taxes” mean all national, provincial, municipal, federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes. All local and national governmental tax relief, concessions, waivers, holidays and preferential treatments of the People’s Republic of China (the “PRC”) enjoyed by the Company and the Operating Entities are valid, binding, and enforceable and do not violate any PRC laws.

(xv)           Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (a) neither the Company nor any of the Operating Entities has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) neither the Company nor any Operating Entity has declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of the Operating Entities (other than a change in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt on a consolidated basis, and (e) there has not been the occurrence of any Material Adverse Effect.

(xvi)          There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of the Operating Entities is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(xvii)         Neither the Company nor any of the Operating Entities is involved in any labor dispute nor, to the best knowledge of the Company, is any such dispute threatened.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors which would have a Material Adverse Effect.

(xviii)        There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of the Operating Entities is a party which, if determined adversely to the Company or any of the Operating Entities, could have a Material Adverse Effect, (b) between the Company or the Operating Entities and any of its respective officers which, if determined adversely to the Company or any of the Operating Entities, could have a Material Adverse Effect and the Company has no reason to believe that such officers will not remain in the employment of the Company, or (c) which has as the subject thereof any officer or director of the Company or any of the Operating Entities, any employee benefit plan sponsored by the Company or any of the Operating Entities or any property or assets owned or leased by the Company or any of the Operating Entities before or by any court or governmental authority, or any arbitrator, which  is reasonably likely to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company  to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Shares.  There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of the Operating Entities is subject or (y) which has as the subject thereof any officer or director of the Company or any of the Operating Entities, any employee plan sponsored by the Company or any of the Operating Entities or any property or assets owned or leased by the Company or any of the Operating Entities, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(xix)           There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xx)           No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxi)          The Company and each of the Operating Entities holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its respective business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. Each of the Company and the Operating Entities has fulfilled and performed in all material respects all of its respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act and state and foreign Blue Sky laws and where the failure to hold, or comply with such Permits is not reasonably likely to have a Material Adverse Effect, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(xxii)         The Company and each Operating Entity has good and marketable title, or valid land use rights granted by the appropriate authorities in the PRC to all real property, and good and marketable title to all other property owned by it described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and the Operating Entities is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and the Operating Entities.

(xxiii)        The Company and each of the Operating Entities owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and the Operating Entities as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation  by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of the Operating Entities’ rights in or to any such Intellectual Property, and neither the Company nor any of the Operating Entities is aware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and the Operating Entities, and to the knowledge of the Company, the Intellectual Property licensed to the Company and the Operating Entities, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and neither the Company nor any of the Operating Entities is aware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of Operating Entities infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of the Operating Entities has received any written notice of such claim and neither the Company nor any of the Operating Entities is aware of any other fact which would form a reasonable basis for any such claim; and (E) to the knowledge of the Company, no employee of the Company or any of the Operating Entities is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of the Operating Entities or actions undertaken by the employee while employed with the Company or any of the Operating Entities, except as such violation would not result in a Material Adverse Effect.  Except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no name which the Company or any of the Operating Entities uses and no other aspect of the business of the Company or any of the Operating Entities will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others material to the business or prospects of the Company or any of the Operating Entities and neither the Company nor any of the Operating Entities has received any notice alleging any such infringement or fee.

(xxiv)        The Company, each of its directors and officers and each of the Operating Entities has complied with, is not in violation of, and has not received any notice of violation relating to any applicable law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xxv)         Neither the Company nor any of the Operating Entities nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of the Operating Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxvi)        Each of the Company and each Operating Entity carries, or is covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in the PRC; all policies of insurance and any fidelity or surety bonds insuring the Company or any Operating Entity or its business, assets, employees, officers and directors are in full force and effect; the Company and the Operating Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any Operating Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Operating Entity has been refused any insurance coverage sought or applied for; and  neither the Company nor any Operating Entity has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxvii)       Neither the Company nor any of the Operating Entities is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.  Each of the Company and the Operating Entities has full power, authority and legal right to enter into, execute, adopt, assume, deliver and perform its respective obligations under each of the contracts disclosed, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (including without limitation those related to the Restructuring, collectively, the “Material Contracts”) to which it is a party;  Each of the Company and the Operating Entities has duly authorized, executed and delivered each of the Material Contracts to which it is a party, and the Material Contracts (either individually or in any combination) constitute valid, legal and binding obligations enforceable against the Company and/or the Operating Entities in accordance with their respective terms.  No major customer of the Company is in payment default of any Contract.  The execution, delivery and performance of the Material Contracts by the Company and/or any of the Operating Entities, and the consummation of the transactions contemplated thereunder, do not (A) result in any violation of the business license, articles of association, other constitutional documents (if any) or governmental authorizations of the Company and/or any of the Operating Entities; (B) result in any violation of or penalty under any applicable law; or (C) conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a material default under, any other contract, license, bond, debenture, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company and/or its respective subsidiary is a party or by which any of them is bound or to which any of their property or assets is subject, except in the case of clauses (B) and (C) above, such violation, breach, conflict or default would not result in a Material Adverse Effect.   Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each consent, approval, authorization or order of, or registration or filing with any Governmental Authority required for the execution, delivery and performance of the Material Contracts and the consummation of the transactions contemplated thereunder have been duly obtained and are in full force and effect.

(xxviii)      As of the date hereof, as of the date of the Prospectus, and as of the Closing Date, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and  Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules did not and do not apply to the issuance and sale of the Shares, the quotation and trading of the Shares on the NASDAQ Global Market, the Restructuring as disclosed in the Company’s current report on Form 8-K dated November 23, 2010, or the consummation of the transactions contemplated by this Agreement and no approval of the CSRC or other PRC government is required in connection therewith.

(xxix)         Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any of the Operating Entities that are reasonably likely to result in a Material Adverse Effect.

(xxx)          Neither the Company nor any Operating Entity has received any notification from any supplier, customer, distributor or sales agent of the Company or any Operating Entity that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxxi)         There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect each Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(xxxii)        Except as disclosed to the Underwriters in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxxiii)       None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxxiv)       To the Company’s knowledge, no (i) officer or director of the Company or the Operating Entities, (ii) owner of 5% or more of the Company’s unregistered securities or that of the Operating Entities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriters and their counsel if it becomes aware that any officer, director or stockholder of the Company or the Operating Entities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxxv)        Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxvi)       None of the Company or any of the Operating Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(xxxvii)      The PRC regulation “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors” does not require an application to be submitted to the China Security Regulatory Commission for the approval of the transactions contemplated by this Agreement. The Company has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s shareholders, directors and officers who are PRC residents or PRC citizens, with all applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including without limitation, requiring each shareholder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xxxviii)     Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, no subsidiary (as defined in Rule 405 of the Rules) of the Company in the PRC is currently prohibited, directly or indirectly, from paying any dividends to the Company, SMI, or Beijing Telestone, from making any other distribution on such entity’s capital stock, from repaying to the Company, SMI, or Beijing Telestone any loans or advances to such subsidiary from the Company, SMI, or Beijing Telestone or from transferring any of such subsidiary’s property or assets to the Company, SMI, or Beijing Telestone.  All dividends declared by a subsidiary of the Company in the PRC may under the laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, subject to the successful completion of PRC formalities required for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and maybe paid without the necessity of obtaining any governmental authorization in the PRC.

(xxxix)       The Company and each Operating Entity maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xl)            Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xli)           The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including the Operating Entities, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xlii)          To the knowledge of the Company, no transaction has occurred between or among the Company and the Operating Entities, on the one hand, and any of the Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  None of the Company and the Operating Entities has, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xliii)   Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of the Operating Entities is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, except where such violation, contamination,  liability or claim is not reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of the Operating Entities is aware of any pending investigation which might lead to such a claim.

(xliv)   Except as required by applicable laws, none of the Company and the Operating Entities has, or is obligated to provide, any Benefit Plan.  For purposes hereof, “Benefit Plan” means any plan, contract or other arrangement, formal or informal, whether oral or written, providing any benefit to any present or former officer, director or employee, or dependent or beneficiary thereof, including any employment agreement or profit sharing, deferred compensation, share option, performance share, employee share purchase, bonus, severance, retirement, health, death or disability benefits or insurance plan. No employee of the Company or any Operating Entity is owed any back wages or other compensation for services rendered except as set forth on the Company’s consolidated financial statements.  Each of the Company and the Operating Entities has complied in all material respects with all applicable laws related to employment, the Benefit Plan and other employee benefits.

4.           Purchase, Sale and Delivery of Shares.

(a)        On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriters, and each Underwriter agrees to purchase the Underwritten Shares in the amounts set forth on Schedule A hereto.  The purchase price for each Underwritten Share shall be $12.00 per share (the “Per Share Price”).

(b)        The Company hereby grants to the Representative, on behalf of the Underwriters, the option to purchase some or all of the Additional Shares in the amounts set forth on Schedule A, and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by an Underwriter at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”).  The Underwriters will not be under any obligation to purchase any Additional Shares prior to the date of the Option Notice.  The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree.

Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below.  For the purpose of expediting the checking of the certificate for the Additional Shares by an Underwriter, the Company agrees to make a form of such certificate available to the Representative for such purpose at least one full business day preceding the Option Closing Date.

(c)         The Underwritten Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PDT, on the third (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice.  The time and date of delivery of the Underwritten Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.”  If the Underwriter so elects, delivery of the Underwritten Shares and Additional Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.  Certificates representing the Shares, in definitive form and in such denominations and registered in such names as the Underwriter may request upon at least one business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. PDT on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

5.           Covenants.

(a)          The Company covenants and agrees with the Underwriters as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which an Underwriter reasonably objects.

(ii)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)           (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or an Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)          The Company shall use reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters shall reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)           The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)          The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)         (A) The Company will pay or cause to be paid (1) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (2) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (3) the fees and expenses of any transfer agent or registrar, (4) listing fees, if any, (5) all fees and third party expenses incurred in connection with or relating to the preparation of any filings with FINRA, and (6) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(B) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder; provided, however, the maximum amount payable by the Company for such fees, disbursements and other out-of-pocket expenses pursuant to this Section 5(a)(vii)(B) shall be $150,000.

(viii)       The Company intends to apply, and will apply, the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(ix)           The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)           The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each of the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any free writing prospectuses included in Schedule I.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)           The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing.

(xii)      The Company use its best effort to hold its annual meeting of stockholders before the end of its current fiscal year.

(xiii)     The Company shall use its commercially reasonable efforts to cause all PRC residents who have a direct or indirect equity ownership interest in the Company or any of the Operating Entities to obtain and/or complete all applicable filings, approvals, registrations of foreign exchange for overseas investment required under applicable PRC law and regulations, including but not limited to the Notice Regarding Certain Administrative Measures on Financing and Round-trip Investments by PRC Residents Through Offshore Special Purpose Vehicles effective as of November 1, 2005 issued by the PRC’s State Administration of Foreign Exchanges (also known as “SAFE Circular 75”).

6.           Conditions of the Underwriter’s Obligations.  The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter and its counsel.

(b)           The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(d)           The Representative shall have received lock-up agreements in the form provided by the Underwriters executed by each entity or person listed on Schedule II hereto.

(e)           The Representative shall have received on the Closing Date from Cadwalader, Wickersham & Taft LLP, United States counsel for the Company, an opinion, addressed to the Representative of the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Schedule III.

(f)           The Representative shall have received on the Closing Date from Zhong Lun Law Firm, PRC counsel for the Company, an opinion, addressed to the Company and dated such Closing Date, in the form and substance satisfactory to the Underwriter.

(g)           The Representative shall have received on the Closing Date from Chui & Lau, Hong Kong counsel for the Company, an opinion, addressed to the Representative of the Underwriters and dated such Closing Date, in the form and substance reasonably satisfactory to the Representative.

(h)           The Representative shall have received on the Closing Date from Pillsbury Winthrop Shaw Pittman LLP, United States counsel for the Underwriters, a negative assurance letter, addressed to the Representative of the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(i)           The Representative shall have received on each Closing Date from Haiwen & Partners, PRC counsel for the Underwriters, an opinion, addressed to the Representative of the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(j)           On the Closing Date, the Representative shall have received a letter of the Auditor, dated the Closing Date and addressed to the Representative of the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement.

(k)           On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Representative of the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)           There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(l)           The Company shall deliver to the Representative a copy of the Company’s certificate of incorporation certified by the Delaware Secretary of State; and

(m)         The Company shall have furnished to the Underwriter and its counsel such additional documents, certificates and evidence as the Underwriter or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriters, their  affiliates, directors and officers and employees, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company  may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred; it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel).

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount of the Underwriter’s commissions referenced in Section 4(a) actually received by the Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)           For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by any Underwriter.

8.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(vii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

9.           Termination of this Agreement.

(a)           The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in the Underwriter’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)           If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

10.         Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention:  Managing Director, with a copy to Pillsbury Winthrop Shaw Pittman LLC, Suite 4201, 42nd Floor, Bund Center, 222 Yan An Road E., Shanghai 200002, China, telecopy number: +86(21) 6137-7900, Attention: Woon-Wah Siu, Esq.; and if to the Company, shall be mailed, delivered or telecopied to its agent for service as such agent's address appears on the cover page of the Registration Statement with copies to Telestone Technologies Corporation, Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology Park, Beijing, China 100070, telecopy number: +86 (10) 6372 1308, and to Cadwalader, Wickersham & Taft LLP, 2301 China Central Place Tower 2, No. 79 Jianguo Road, Beijing 100025, China, telecopy number:+86 (10) 6599 7300, Attention: Jiannan Zhang.; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.         Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

12.         Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

13.         Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14.         Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.         Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

17.         FINRA. The Underwriters acknowledge, understand and agree to comply with all applicable rules promulgated by FINRA and the National Association of Securities Dealers (“NASD”), including but not limited to NASD Rules 2420, 2730, 2740 and 2750.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Representative in accordance with its terms.

Very truly yours,

TELESTONE TECHNOLOGIES CORPORATION

By:
Name:
Title:

Confirmed as of the date first above- mentioned by the Representative, acting on its own behalf and as Representative of the Underwriters listed on Schedule A hereto.

ROTH CAPITAL PARTNERS, LLC

By:
Name:	Aaron Gurewitz
Title:	Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriters

Underwriter	Number of Underwritten Shares to be Purchased from the Company	Option Shares

Roth Capital Partners, LLC	1,340,000	201,000
JMP Securities LLC	335,000	50,250

Total	1,675,000	251,250

SCHEDULE I

Telestone Technologies Corporation

1,675,000 Shares of Common Stock

Final Term Sheet

Issuer:	Telestone Technologies Corporation (the “Company”)
Symbol:	TSTC
Security:	Common stock, par value $0.001 per share
Size:	1,675,000 shares of common stock
Over-allotment option:	251,250 additional shares of common stock
Public offering price:	$12.00 per share
Underwriting discounts and commissions:	$0.72 per share
Net proceeds (excluding the over-allotment):	$11.07 (after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by the Company)
Trade date:	November 24, 2010
Settlement date:	November 30, 2010
Representative of the Underwriters:	Roth Capital Partners, LLC

SCHEDULE II

Lock-up Signatories

Telestone Technologies Corporation

Han Daqing (Director, CEO & Chairman of the Board)

Pan Guobin (Director & President)

Zhu Lian (Director)

Li Ming (Director)

Cheng Guanghui (Director)

Yu Xiaoli (Chief Financial Officer)

Yong Shiqin (Chief Operating Officer)

Richard Wu (Finance Director)

SCHEDULE III

Opinions and Negative Assurance

1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power to own or lease, as the case may be, and operate its properties, and to conduct its business, as described in the Registration Statement and the Final Prospectus.

2.           The Company is duly registered or qualified to do business as a foreign corporation and is in good standing under the laws of the States of Delaware.

3.           The issuance of the Shares has been duly authorized and, when issued and paid for by you pursuant to the Agreement, the Shares will be validly issued, fully paid and nonassessable.

4.           The holders of outstanding shares of capital stock of the Company Stock are not entitled to any preemptive right or right of first refusal (i) set forth in or provided for by the Company’s currently effective Certificate of Incorporation or By-Laws (collectively, the “Company Governing Documents”), or (ii) to our knowledge, granted by the Company in any currently effective written agreement.

5.           The Registration Statement, the Base Prospectus and the Final Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data and statements relating to the laws other than federal laws and the laws of the State of New York included therein, as to which we express no opinion) each as of their respective dates, and the Registration Statement at the time it became effective, complied as to form in all material respects with the requirements of the Act and Regulations.  To our knowledge, no United States Federal, Delaware or New York law, statute, government order or mandate or rule or other regulation required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus is not described as required.  The Shares and each agreement filed or incorporated by reference as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

6.           The statements in the Base Prospectus, the most recent Prospectus that is part of the Time of Sale Disclosure Package (the “Time of Sale Prospectus”) and the Final Prospectus under the headings “Description of Capital Stock” and in the Registration Statement in Part II, Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly summarize such legal matters, agreements or documents, in all material respects.

7.           The Registration Statement has become effective under the Securities Act.  We have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

8.           The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

9.           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Disclosure Package and the Final Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act.

10.         No consent, approval, authorization or filing with or order of any U.S. Federal, State of Delaware court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America and the State of Delaware, for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made or obtained under the Securities Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by you in the manner contemplated in the Agreement and in the Final Prospectus, as to which we express no opinion.

11.         The issue and sale of the Shares pursuant to the Agreement will not result in a breach or violation of (or constitute any event that with notice, lapse of time or both would result in a breach of violation of):  (i) the Company Governing Documents, (ii) any statute, rule, or regulation of the United States of America or the State of Delaware  which, in our experience, is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, (iii) any currently effective order, writ, judgment, injunction, decree, or award that names and has been entered against the Company and of which we have knowledge, or (iv) any Contract that was filed as an exhibit or incorporated by reference to the Company’s most recent annual report on Form 10-K, in each case (ii) through (iv) the breach or violation of which would materially and adversely affect the Company.

12.         To our knowledge, there is no action, suit or other proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement, the Time of Sale Disclosure Package and/or the Final Prospectus that is not so described.  To our knowledge, there is no contract or other document of a character required to be described in the Registration Statement, the Time of Sale Disclosure Package and/or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

13.         The Share have been approved for listing on the NASDAQ Global Market upon official notice of issuance.

To our knowledge, except as set forth in the Time of Sale Disclosure Package and the Final Prospectus, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities.

In addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Time of Sale Disclosure Package and the Final Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, we also participated in conferences with certain officers and other representatives of the Company, its independent certified public accountants and you and your counsel, at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the documents incorporated by reference in the Time of Sale Disclosure Package and the Final Prospectus and related matters were discussed.  We have also reviewed and relied upon certain corporate records and documents of the Company, letters from counsel and accountants, and oral and written statements and certificates of officers and other representatives of the Company and others as to the existence and consequences of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements or information contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus (except to the extent expressly set forth in the numbered paragraph 5 of the separate opinion letter of [insert counsel] to you as of this date) and have not made, or undertaken any obligation to make, an independent check or verification thereof (except as also stated in that opinion letter).  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus involve matters of a non-legal nature.

However, subject to the foregoing and based on our participation, review and reliance described in the second preceding paragraph, (i) we believe (a) the Registration Statement (as of its effective date), the Time of Sale Prospectus (as of the Applicable Time), the Final Prospectus (as of its date), and any further amendments and supplements thereto (as of their respective dates), as applicable, made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief) appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (b) the documents incorporated by reference in the Registration Statement and the Time of Sale Prospectus and the Final Prospectus (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), at the time they were filed with the Commission, appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (ii) we confirm that no facts have come to our attention that caused us to believe (a) that the Registration Statement or any amendment thereto filed by the Company prior to the Closing Date (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), when the Registration Statement or such amendment became effective, except as it relates to any class of securities other than the Common Stock, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Time of Sale Disclosure Package (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), as of 6:00 a.m. PDT on __________, 2010 (the “Applicable Time,” which, you have informed us, is a time before the time of the first sale of the Shares by any Underwriter), except as it relates to any class of securities other than the Common Stock, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, as of its date and as of the Closing Date, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), except as it relates to any class of securities other than the Common Stock, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We do not express any belief with respect to the assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

In addition, we supplementally inform you that, to our knowledge, there is no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus that is not disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus as required by the Securities Act and the rules thereunder.